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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Registration Statement of Telewest Communications plc on Form S-4 of our report, dated 15 June 1998, on our audits of the consolidated financial statements of General Cable PLC and its subsidiaries as of 31 December 1997 and 1996 and for each of the three years in the period ended 31 December 1997, included in Part III--Section Two of the Disclosure Document. We also consent to the reference to our firm under the caption "Experts".

Coopers & Lybrand
London, England

16 June 1998